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                                                                 Exhibit 99(a)


                              [FORM OF PROXY CARD]


PROXY                                                                    PROXY


                           YANKEE ENERGY SYSTEM, INC.


                    PROXY FOR SPECIAL MEETING OF SHAREHOLDERS
                                OCTOBER 12, 1999


           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned hereby appoints Emery G. Olcott and Eileen S. Kraus, or any of them, each with full power of substitution, proxies of the undersigned, to act for and to vote, as and to the extent specified, all shares of common stock of Yankee Energy System, Inc. held by the undersigned at the Special Meeting to be held on October 12, 1999, at 10:00 a.m., local time, at the Ramada Plaza Hotel and Conference Center, 275 Research Parkway, Meriden, Connecticut, and any adjournment thereof upon the matters set fort hereon and upon such other business that may properly come before the meeting or any adjournment thereof.


THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED, WILL BE VOTED AS AND TO THE EXTENT SPECIFIED BY THE UNDERSIGNED. WHERE NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

                           (continued on reverse side)



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                             YOUR VOTE IS IMPORTANT!

                       YOU CAN VOTE IN ONE OF THREE WAYS:

1. Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

                                       OR

2. Call toll free 1-800-840-1208 on a Touch Tone telephone and follow the instructions on the reverse side. There is NO CHARGE to you for this call.


                                   PLEASE VOTE
            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL.

1.   Proposal to approve the Agreement and Plan            Please mark your
     of Merger dated as of June 14, 1999 between           vote as indicated
     Yankee Energy System, Inc. and Northeast              in this example
     Utilities.                                            [X]



                                                               I PLAN TO
     FOR            AGAINST             ABSTAIN            ATTEND THE SPECIAL
                                                               MEETING

     / /              / /                 / /                    / /


Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

The undersigned hereby also acknowledge(s) receipt of notice of said meeting and the related proxy statement.

                                        Dated: _________________________, 1999

                                        Signed:_____________________________

                                        Signed:_____________________________









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